Exhibit 23.4


                         CONSENT OF INVESTMENT BANKERS

Gentlemen:

   We consent to the use, quotation and summarization in the Registration Statement on Form S-4, Amendment No. 1 of our fairness opinion rendered to the Board of Directors of the Brunswick Bank in connection with the merger of Brunswick Bank with and into F&M Bank and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.


                                     Sincerely,

                                     SCOTT & STRINGFELLOW, INC.

                                     Gary S. Penrose
                                     Managing Director
                                     Financial Institutions Group

                                     April 18, 1995

                                     Richmond, Virginia

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